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                                                                   EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT



George Engelberg, Ph.D.                January 7, 1997
5608 Randall Avenue
Montreal, Quebec H4V 2W2

Dear Mr. Engelberg,

The undersigned, Phoenix International Life Sciences Inc. (Phoenix) hereby offers you employment subject to the following terms and conditions:

1. You hereby agree to commence employment with Phoenix on, or at your option before, February 10, 1997, on a permanent full-time basis.

2. Your title with Phoenix shall be Vice President, Information Technology, reporting initially to the Chairman and CEO of Phoenix International Life Sciences Inc. You will be a member of the company's Executive Management Committee, together with the CEO, the COO and other Vice Presidents. See attached initial Position Description.

3. Your starting annual remuneration shall be $160,000. You will receive annual increases based on your ability to fulfill the position description and consistent with Phoenix's salary administration policies. You will be reimbursed for business-related car mileage which is anticipated to be in the order of $5,000 annually, and you will receive a car allowance of $5,000 annually.

4. You will be entitled to 4 weeks (20 working days) annual vacation in accordance with Phoenix's policies and procedures.

5. You will be eligible to receive a bonus based on Phoenix's Executive Bonus Plan, which plan is subject to the approval of the Board of Directors on an annual basis.

6. Within one week of your first day of employment at Phoenix you will be awarded options to purchase 35,000 Phoenix shares. These options may be exercised as they become vested, subject to securities commission and stock exchange regulations. The options vest progressively each year on the anniversary of the date of granting of the options, as follows:
                                                          Cumulative
                                    Year                   % Vested
                                    ----                  ----------
                                    1998                      4%
                                    1999                      16%
                                    2000                      36%
                                    2001                      64%
                                    2002                      100%

         If your employment with Phoenix ceases before the anniversary date of the granting of


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         options in the year 2007, you will have 60 days after your employment ceases to exercise vested options. Subsequent to this 60 days, all options will expire automatically.

         The option price shall be the average Market Price on the five trading days preceding the day the options are awarded to you. Market Price is defined as the average of the high and low prices of Phoenix's Common Shares on the Montreal Exchange and the Toronto Exchange on a trading day or, if there were no trades that day, the average of the bid and ask quotations for that day.

         If a take over bid for Phoenix common shares results in a change in legal control of Phoenix, defined as a person or persons achieving beneficial ownership of voting shares carrying more than 50% of the votes for the election of directors of Phoenix, or if Phoenix elects to sell substantially all of its assets, then all options for the purchase of shares held by you will vest and become exercisable, contingent on securities regulations. This eventuality will be governed by a "Change of Control Agreement" currently being drafted for approval by Phoenix's Board of Directors. Such Change of Control Agreement may contain other options for dealing with outstanding share purchase options held by Phoenix's senior executives, which alternatives shall apply to all of Phoenix's senior executives at your level.

         You and Phoenix agree that the other terms and conditions of Phoenix's Key Employee Share Option Plan (attached; Schedule A), as amended from time to time, shall apply.

         This offer of stock options is conditional on signature of the attached Confidentiality, Proprietary Rights, Regulatory Compliance and Non-Competition Agreement that requires, among other things, that you not compete with Phoenix for one year after leaving the company.

7. If, you are dismissed other than for just cause, then you will receive a severance payment of 6 month's salary, in monthly installments. If, after 6 months, you have not found employment, the monthly payments from Phoenix will continue until such time as you are again employed, or one year has expired after your employment with Phoenix ceases, whichever is earlier. If you are again employed during the period between 6 months and one year after your employment with Phoenix ceases, and your salary with your new employer is less than that previously provided to you by Phoenix, then Phoenix will pay you the difference between these two salaries, on a monthly basis, until such time as one year has expired since your employment with Phoenix ceased. Employee benefits and your car allowance also continue until such time as you are again employed, or one year has expired after your employment with Phoenix ceases, whichever is earlier

         "Just Cause" is not defined in this Employment Agreement, but will be defined in the "Change of Control Agreement" currently being drafted for approval by Phoenix's Board of Directors. The definition of "Just Cause" in the Change of Control Agreement shall apply to you and all other senior executives of Phoenix at your level.

8. It is agreed that the obligations of Phoenix pursuant to Sections 3, 4, 5, 6 and 7 win only commence once you have started work on a full time basis with Phoenix in accordance


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         with Section 1 hereof.

9. During your employment you shall devote your full time and efforts to Phoenix and shall not, directly or indirectly, engage in any business competitive with or similar to the business carried on by Phoenix.

10. You shall sign concurrently herewith the Confidentiality, Proprietary Rights, Regulatory Compliance and Non-Competition Agreement with Phoenix, which Agreement shall be, in form and content, satisfactory to Phoenix.

11. You hereby agree that any breach by yourself of Sections 1 or 9 of this Employment Agreement, or of the Confidentiality, Proprietary Rights, Regulatory Compliance and Non- Competition Agreement, will entitle Phoenix to damages of $100,000, which amount shall not be reduced for partial performance or any other reason whatsoever. You will not be considered in breach of Section 1 of this Employment Agreement if you are unable to start work with Phoenix on the date specified in Section 1, due to illness or other personal indisposition.

12. You understand fully the provisions of this Agreement and the Confidentiality, Proprietary Rights, Regulatory Compliance and Non-Competition Agreement, having had ample opportunity to review the same and consult counsel, if desired. You recognize that, consistent with Phoenix's policies for all of its executives and senior managers who have equity in the company or who receive stock options, this agreement binds you to non-competition restrictions for 1 year after your employment with Phoenix ceases.

13. You will be covered by professional liability insurance to which the company subscribes, to the same extent as all Phoenix senior executives at your level.

If you are in agreement with the above mentioned terms and conditions, kindly signify your consent by initialing each page and signing a counterpart of this letter.

                                       Yours very truly,

                                       PHOENIX INTERNATIONAL LIFE SCIENCES INC.


                                       /S/ JOHN W. HOOPER
                                       -----------------------------------------
                                       per John W. Hooper, Ph.D.
                                       President and CEO

Accepted on this 13th day of January, 1997.



/S/ GEORGE ENGELBERG
---------------------------------
Signature of Dr. George Engelberg